PDI Announces New $23 Million Contract Sales Engagement with
Top-Five Pharmaceutical Company

SADDLE RIVER, N.J. July 2, 2007 -- PDI, Inc. (Nasdaq: PDII), a provider of commercialization services to the biopharmaceutical industry, today announced that it has signed an agreement with a top-five pharmaceutical company which is expected to generate approximately $23 million in revenue for PDI over its one year term. This new dedicated contract sales engagement targets primary care physicians and specialty audiences.

Mr. Michael Marquard, PDI's CEO, commented, "The selection of PDI for this assignment acknowledges our well-established reputation and documented success as a leading sales services provider. Additionally, we believe that our proven expertise in deploying and managing primary care and specialty sales forces was a particularly important factor in selecting PDI. We are extremely pleased to have been chosen for this competitive opportunity and we will deliver our best effort to achieve our customer’s objectives in accordance with PDI’s performance driven philosophy.”

About PDI

PDI provides commercialization services for established and emerging biopharmaceutical companies. The Company is dedicated to maximizing the return on investment for its clients by providing strategic flexibility; sales, marketing and commercialization expertise; and a philosophy of performance.

PDI operates in two areas, Sales Services and Marketing Services. Our Sales Services include Performance Sales Teams(TM), which are dedicated teams for specific customers; Select Access(TM), our targeted sales solution that leverages an existing infrastructure; and PDI ON DEMAND, innovative sales services that provide rapid, customized sales force solutions tailored to meet local, regional and seasonal needs. Our Marketing Services include marketing research and consulting services through TVG Market Research & Consulting in Dresher, PA, and medical communications services through Pharmakon in Schaumburg, IL. In addition, PDI is a high-quality provider of ACCME-accredited continuing medical education through Vital Issues in Medicine (VIM(R)), located in Dresher, PA. PDI's experience extends across multiple therapeutic categories and includes office and hospital based initiatives.

PDI's commitment is to deliver innovative solutions, unparalleled execution and superior results for its customers. Recognized as an industry pioneer, PDI remains committed to continuous innovation and to retaining the industry's highest-quality employees. For more information, please visit the Company's website at www.pdi-inc.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, the termination of or material reduction in the size of any of our customer contracts, the loss by our or our customers' intellectual property rights, our ability or inability to secure new business to offset the recent loss of customer contracts and the terms of any replacement business we secure, changes in our operating expenses, FDA, legal or accounting developments, competitive pressures, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, the impact of any stock repurchase programs, the adequacy of the reserves PDI has taken, the financial viability of certain companies whose debt and equity securities we hold, the outcome of certain litigation, PDI's ability to implement its current and future business plans, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2006, and PDI's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT: PDI, Inc.
Jeffrey Smith, Chief Financial Officer
201-258-8451
JESmith@pdi-inc.com
www.pdi-inc.com
or
Investor Contacts:
Lippert/Heilshorn & Associates, Inc.
Kim Sutton Golodetz, 212-838-3777
kgolodetz@lhai.com
Bruce Voss, 310-691-7100
bvoss@lhai.com

SOURCE: PDI, Inc.